Exhibit 10

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 13 to the Registration Statement of Empire Fidelity Investments Variable Annuity Account A of Empire Fidelity Investments Life Insurance Company on Form N-4 of our report dated January 17, 2003, relating to the financial statements of Empire Fidelity Investments Life Insurance Company, and our report dated February 12, 2003, relating to the financial statements of Empire Fidelity Investments Variable Annuity Account A of Empire Fidelity Investments Life Insurance Company, both of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
September 22, 2003